Exhibit 1.1

Autolus Therapeutics plc

American Depositary Shares

Representing Ordinary Shares

Underwriting Agreement

February 9, 2021

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

as representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

500 West 33rd Street

14th Floor

New York, New York 10001

Ladies and Gentlemen:

Autolus Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), and in the manner contemplated by this Agreement, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 14,285,715 American Depositary Shares representing 14,285,715 ordinary shares (the “Ordinary Shares”) of the Company, and, at the election of the Underwriters, up to 2,142,857 additional American Depositary Shares representing 2,142,857 Ordinary Shares. The aggregate of 14,285,715 American Depositary Shares representing 14,285,715 Ordinary Shares to be sold by the Company is herein called the “Firm ADSs”, and the aggregate of 2,142,857 American Depositary Shares representing 2,142,857 additional Ordinary Shares to be sold by the Company is herein called the “Optional ADSs”. The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “ADSs”. The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Shares”. The ADSs together with the Shares are herein collectively called the “Offered Securities.”

The ADSs are to be issued pursuant to that certain deposit agreement (the “Deposit Agreement”), dated as of June 26, 2018, among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued thereunder by the Depositary and evidencing the ADSs. Each ADS represents the right to receive one Ordinary Share deposited pursuant to the Deposit Agreement.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-232690) (the “Initial Registration Statement”) in respect of the Offered Securities; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) under the Act, in the form heretofore delivered to you, the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or any Rule 462(b) Registration Statement has been issued and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Offered Securities is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and any Rule 462(b) Registration Statement, including all exhibits thereto and including any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of any Rule 462(b) Registration Statement became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus together with the Preliminary Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), are hereinafter collectively called the “Pricing Prospectus”; the form of the final prospectus relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13 or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m., Eastern Time, on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act (“Section 5(d) Communication”) that is a written communication within the meaning of Rule 405 under the Act (“Section 5(d) Writing”) does not include any statement that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus on the date when such prospectus, amendment or supplement is filed will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement and any further amendments to the Registration Statement do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any further supplements to the Prospectus do not and will not, as of the applicable filing date as to the Prospectus and any supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(d) hereto;

(f) A registration statement on Form F-6 (File No. 333-224837) in respect of the ADSs has been filed with the Commission; such registration statement, in the form heretofore delivered to you, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the ADSs has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto and documents incorporated by reference therein, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) The Company and its subsidiaries, taken as a whole, have not, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus (i) sustained any material loss or material interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital of the Company or any of its subsidiaries (other than as a result of (1) the exercise, if any, of options, restricted share units or other equity awards, or the award of any options, restricted share units or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (2) the repurchase of shares by the Company pursuant to any contractual arrangement that provides for the repurchase of the Company securities as described in the Pricing Prospectus and the Prospectus or (3) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus), or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offered Securities, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(h) Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Real property and buildings held under lease by the Company and its subsidiaries are held, to the Company’s knowledge, under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution);

(i) The Company and each of its subsidiaries (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (iii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (iii), where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company has been listed in the Registration Statement and Autolus Inc. is not a “significant subsidiary” (as defined in Rule 405 under the Act);

(j) The authorized, issued and outstanding share capital of the Company is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Capitalization” as of the respective dates set forth therein. All of the issued share capital of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and conforms to the description of the Ordinary Shares contained in the Pricing Prospectus and Prospectus; and all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances as are described in the Pricing Prospectus and the Prospectus;

(k) The Shares to be issued underlying the ADSs have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Ordinary Shares contained in the Pricing Prospectus and the Prospectus; the issuance of the Shares is not subject to any preemptive or similar rights, except for such rights that have been complied with or effectively waived prior to the date hereof; the Shares may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered Securities, except as described in the Pricing Prospectus;

(l) The issue and sale of the ADSs to be sold by the Company hereunder, the deposit of the Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs, the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated by this Agreement and the Pricing Prospectus, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the memorandum and articles of association (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except in the case of (C) for such defaults, breaches or violations that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the ADSs, for the deposit of the Shares being deposited with the Depositary against issuance of ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) such as have been obtained for registration of the Offered Securities under the Act, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(m) Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association or other applicable organizational document, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n) The statements set forth in the Pricing Prospectus and the Prospectus, including as incorporated by reference therein, under the captions “Description of Share Capital and Articles of Association” in the Pricing Prospectus and the “Description of American Depositary Shares” in the Base Prospectus, insofar as they purport to constitute a summary of the terms of the Offered Securities, and under the captions (i) “Business Overview—Our License Agreement with UCL Business plc” and “Business Overview—Government Regulation and Product Approval,” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and (ii) “Material Income Tax Considerations” and “Underwriting” in the Pricing Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(p) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(q) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(r) Ernst & Young LLP, who have audited and certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act), that (i) complies with applicable requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective, except as disclosed in the Prospectus;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v) The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its subsidiaries in the manner described in the Pricing Prospectus and the Prospectus (collectively, the “Company Intellectual Property”), and the Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights to practice such Company Intellectual Property; the intellectual property owned by the Company or any of its subsidiaries is free and clear of all material liens and encumbrances; to the knowledge of the Company, the patents, trademarks and copyrights owned or licensed by the Company or any of its subsidiaries are valid, enforceable and subsisting; the Company and its subsidiaries have complied with the terms of each agreement pursuant to which intellectual property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. Other than as disclosed or incorporated by reference in the Pricing Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, processes or intellectual property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, (iii) to the knowledge of the Company, and as would not reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Company, no third party which is not the U.S. Patent and Trademark Office (“USPTO”) or any foreign governmental administrative agency acting in the ordinary course of ex parte patent prosecution is challenging in writing the validity, enforceability, ownership or use of any of the patents or patent applications owned by or licensed to the Company, and other than ongoing ordinary course, ex parte patent prosecution proceedings, to the Company’s knowledge, there are no legal proceedings pending or threatened in writing relating to validity, enforceability, scope, registration, or ownership of any of the patents or patent applications owned by or licensed to the Company, (iv) to the knowledge of the Company, neither the Company nor any of its subsidiaries has received notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, technology, processes or Company Intellectual Property, (v) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the product candidates or processes of the Company or any of its subsidiaries referred to in the Pricing Prospectus or the Prospectus do not currently, and will not upon commercialization, to the knowledge of the Company, infringe any right or valid issued patent claim of any third party, (vi) no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company or any of its subsidiaries, and, to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property licensed to the Company or any of its subsidiaries, other than any licensor to the Company or such subsidiary of such Company Intellectual Property, (vii) the Company and its

subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company of any of its subsidiaries, and (ix) to the knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property;

(w) All patents and patent applications owned by or licensed to the Company or any of its subsidiaries have, to the knowledge of the Company, been duly and properly filed and maintained and prosecuted in compliance with applicable laws, including the duty of candor and good faith under 37 C.F.R. 1.56; the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed and which could form the basis of a finding of invalidity with respect to any patents that have issued.

(x) The Company and each of its subsidiaries (i) are and have been in material compliance with statutes, rules, regulations, and policies applicable to the ownership or lease of its properties or the conduct of its business (including, but not limited to, the testing, development, manufacture, packaging, labeling, processing, use, distribution, marketing, promotion, storage, import, export or disposal of any product manufactured by or on behalf of the Company or such subsidiary), including, without limitation, (1) the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.) and its implementing regulations, and any successor government programs; (2) the Public Health Service Act (42 U.S.C. § 201 et seq.) and its implementing regulations; (3) the U.S. Animal Welfare Act, regulations relating to good clinical practices and good laboratory practices; (4) applicable federal, state, local and foreign health care related fraud and abuse laws, including the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. civil monetary penalties law (42 U.S.C. Section 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the U.S. criminal false statements law (42 U.S.C. § 1320a-7b(a)), applicable federal, state, local and foreign criminal laws relating to health care fraud and abuse, including 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the U.S. exclusion law (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (5) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (6) the U.S. Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the U.S. Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), the regulations promulgated thereunder; (7) the U.S. Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h); (8) the E.U. General Data Protection Regulation (Regulation (EU) 2016/679) (“GDPR”) and all applicable national legislation that implements, amends, transposes or provides for any derogations in respect of the GDPR including the U.K. Data Protection Act 2018, the Data Protection (Charges and Information) Regulations 2018, E.U. Directive 2002/58/EC (“ePrivacy Directive”) and any laws implementing the ePrivacy Directive in each E.U. member state and the United Kingdom (together, the “Data Protection Laws”); and (9) any similar local, state, federal, national, supranational and foreign laws, rules, regulations, manual provisions, policies and administrative guidance applicable to the Company or any of its subsidiaries (collectively, the “Applicable Laws”); (ii) have not received any notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, audit, arbitration or other action, or any U.S. Food and Drug Administration (“FDA”) Form 483, notice of adverse finding, warning letter, untitled letter or other communication from any court or arbitrator or governmental, regulatory or supervisory authority or third party alleging or asserting non-compliance with any Applicable Laws or any applications, licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action or communication threatened; (iii) possess all material Authorizations, and such material Authorizations are valid and in full force and effect, and are not in violation in any material respect of any term of any such material Authorizations; (iv) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, nor do any facts or circumstances exist that would be reasonably likely to cause any court or arbitrator or governmental authority or regulatory authority to take, action to materially limit, suspend, materially modify or revoke any material Authorizations nor, to the knowledge of the Company, is any such limitation, suspension, modification or revocation threatened; (v) has not been the subject of any “personal data breach” (as defined by the GDPR); (vi) has implemented and maintains an information security program that is comprised of reasonable and appropriate organizational, physical, administrative, and technical safeguards designed to protect the security, confidentiality, integrity and availability of all personal data and personal information processed thereby that are consistent with reasonable industry practices, and compliant with the Data Protection Laws and any existing and currently effective written contractual commitment made by the Company or any of its subsidiaries relating to the protection or processing of personal data or personal information as required by the Data Protection Laws; (vii) has paid all fees required pursuant to the Data Protection Laws; (viii) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); (ix) to the Company’s knowledge, have not, nor have any of their respective directors, officers, employees or agents, made, or caused the making of, any false statements or representations on, or material omissions from, any submission to, or any other records or documentation prepared or maintained to comply with the requirements of, the FDA or any other federal or state governmental agency or foreign regulatory agency; and (x) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority;

(y) (i) The clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company or any of its subsidiaries, or in which the Company or any of its subsidiaries has participated, that are described in the Pricing Prospectus and the Prospectus or the results of which are referred to in the Pricing Prospectus or the Prospectus, or are intended to be submitted to the European Medicines Agency (the “EMA”), the FDA or similar foreign, state, and local governmental or regulatory authorities (collectively, the “Regulatory Authorities”), were and, if ongoing, are being conducted in all material respects in accordance with the protocols established for each such clinical or pre-clinical trial and with all Applicable Laws; (ii) the descriptions in the Pricing Prospectus and the Prospectus of the results of such trials and tests are accurate and complete in all material respects and fairly present the data derived from such studies and trials; (iii) the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise could reasonably be expected to discredit or call into question the results described or referred to in the Pricing Prospectus or the Prospectus; and (iv) neither the Company nor any of its subsidiaries has received any notices, correspondence or other communication from any Regulatory Authority or any other governmental agency or any institutional review board, ethics committee or other similar entity which could lead to the termination, suspension, or material modification of any clinical or pre-clinical trials that are described in the Pricing Prospectus or the Prospectus or the results of which are referred to in the Pricing Prospectus or the Prospectus, nor is the Company aware of any facts that would form a reasonable basis for any such termination, suspension or material modification;

(z) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of its or any of its subsidiaries’ officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred from participation in any national or regional health care program, debarred by FDA or comparable authorities pursuant to 21 U.S.C. § 335a or similar laws, or made subject to any pending or, to the knowledge of the Company, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment;

(aa) To the knowledge of the Company, the manufacturing facilities and operations of its and its subsidiaries’ suppliers are operated in compliance in all material respects with all Applicable Laws;

(bb) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all Permits required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental authority, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(cc) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and consummation by it of the transactions contemplated hereby has been duly and validly taken;

(dd) The Deposit Agreement was duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon the deposit of Shares in respect of the ADSs in accordance with the provisions of the Deposit Agreement, the ADSs, when issued, will be validly issued and fully paid, and upon issuance by the Depositary of the ADSs and ADRs evidencing the ADSs, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(ee) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or any stock exchange authorities (hereinafter referred to as “Governmental Authorizations”) required for the deposit of Shares, and the issuance of ADSs in respect thereof and for the execution and delivery by the Company of this Agreement and the Deposit Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

(ff) Except as described in the Pricing Prospectus, all dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the United Kingdom be freely transferred out of the United Kingdom and may be paid in U.S. dollars;

(gg) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, the Foreign Corrupt Practices Act of 1977, or any other applicable anti-bribery or anti-corruption law;

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements to which they are subject of the money laundering statutes, and the rules and regulations thereunder and any related or similar rules, of all applicable jurisdictions, and regulations or guidelines issued, administered or enforced by any governmental agency applicable to the Company, including, but not limited to, (i) the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, (ii) the Money Laundering, Terrorist Financing and Transfer of Funds Regulations 2017 and (iii) the Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ii) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by either the U.K. or U.S. government, including, without limitation, the U.K. Office of Financial Sanctions Implementation, the Office of Foreign Assets Control of the U.S. Department of the

Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(jj) The Company and its subsidiaries have filed all tax returns required to be filed by them through the date hereof, or have duly and properly requested and obtained extensions thereof, and have paid all taxes required to be paid through the date hereof, except for cases where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect; all such tax returns are true and correct in all material respects; and to the Company’s knowledge, no deficiencies for taxes of the Company or any of its subsidiaries have been, or would reasonably be expected to be, assessed or proposed by a tax authority, except for such tax deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect;

(kk) Except as described in the “Material Income Tax Considerations—U.K. Taxation” section of each of the Registration Statement, the Pricing Disclosure Package or the Prospectus, there are no transfer taxes, stamp duties, capital duties, stamp duty reserve tax or other similar fees or charges (“Transfer Taxes”), required to be paid in the United Kingdom by or on behalf of the Underwriters in connection with (i) the issuance and delivery of the Shares by the Company to the Depositary in the manner contemplated by the Deposit Agreement, (ii) the issuance and delivery of the ADSs (or the ADRs evidencing the ADSs) by the Depositary to or for the account of the Underwriters in the manner contemplated by this Agreement and the Deposit Agreement, (iii) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof or (iv) the execution and delivery of this Agreement;

(ll) Neither the Company nor any of its subsidiaries has taken and the Company will not take, and will cause its subsidiaries not to take, directly or indirectly, any action that is designed to or that has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the ADSs;

(mm) The Company is in compliance with (i) all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder to which it is or has been subject, including Section 402 related to loans and Sections 302 and 906 related to certifications and (ii) the corporate governance requirements under regulations of The Nasdaq Stock Market LLC (“Nasdaq”) applicable to the Company, and in each case, has no reason to believe that it will not be able to comply with such requirements;

(nn) From the time of initial confidential submission of the registration statement on Form F-1 relating to the Company’s initial public offering with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(oo) Any statistical and market-related data included or incorporated by reference in the Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(pp) Except as described in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person;

(qq) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any or all of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company. No governmental or regulatory approvals, consents, authorizations, orders, licenses, registrations, clearances or qualifications are currently required in the United Kingdom or any political subdivisions of the United Kingdom government in order for the Company to pay dividends or other distributions declared by the Company to the holders of the Shares or ADSs. All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the United Kingdom be freely transferred out of the United Kingdom, subject to any applicable Money Laundering Laws or Sanctions and applicable taxes;

(rr) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the ADSs;

(ss) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(tt) There are no debt securities or preferred shares of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical ratings organization,” as such term is defined in Section 3(a)(62) under the Exchange Act;

(uu) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(vv) The Company is a “foreign private issuer” as defined in Rule 405 of the Act;

(ww) The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under English law and will be honored by English courts. The Company has the power to submit, and pursuant to Section 18 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of (i) the federal courts of the United States located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and the Company has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any Specified Court. The Company is not entitled to any immunity under English laws from any legal proceedings to enforce this Agreement in respect of itself or its property. To the extent that the Company or any of its respective properties, assets or revenues may have been or may hereafter become entitled to any such right of immunity in any court in which proceedings may at any time be commenced, with respect to the Company’s obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement and Section 7.6 of the Deposit Agreement. The indemnification and contribution provisions set forth in Section 9 of this Agreement do not contravene British law; and

(xx) The Company believes that it is more likely than not that it would not have been considered a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be treated as a PFIC for the foreseeable future.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of $6.58, the number of Firm ADSs as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the

Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 2,142,857 Optional ADSs, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional ADS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

The Company acknowledges and agrees that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

3. Upon the authorization by you of the release of the Firm ADSs, and, if applicable, any Optional ADSs, the several Underwriters propose to offer the Firm ADSs and any such Optional ADSs for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in book-entry form, shall be delivered by or on behalf of the Company to the Representatives, in such denomination and registered in such name as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, by means of the creation of an appropriate book-entry interest for benefit of the Underwriters through the facilities of The Depository Trust Company (“DTC”), for the respective account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of U.S. federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., Eastern Time, on February 12, 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., Eastern Time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called a “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 or electronically (the “Closing Location”), and the ADSs will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act;

to make no further amendment or any supplement to the Registration Statement, the Base Prospectus, the Pricing Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offered Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any part thereof or the ADS Registration Statement, or preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or other prospectus in respect of the Offered Securities, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to Offered Securities, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement;

(d) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) If at any time prior to the First Time of Delivery (i) any event shall occur as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) if for any other reason it shall be necessary to amend or supplement the Pricing Disclosure Package in order to comply with the Act or the Exchange Act, the Company will notify you and forthwith prepare and file with the Commission (to the extent required) and furnish without charge to each Underwriter and to any dealer in securities such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with the Act and the Exchange Act; provided, however, that before filing any such amendment or supplement to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein), the Company will furnish to you and your counsel a copy of the proposed filing for review and will not file any such amendment or supplement (or any document to be filed with the Commission and incorporated by reference in the Pricing Disclosure Package) to which you reasonably object;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing such information with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any Ordinary Shares, American Depositary Shares representing Ordinary Shares or other securities of the Company that are substantially similar to Ordinary Shares or American Depositary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares, American Depositary Shares or any such substantially similar securities, including, but not limited to, any options or warrants to purchase such securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Receipts representing Ordinary Shares or such other securities, in cash or otherwise, without your prior written consent; provided, however, that the foregoing restrictions shall not apply to (A) the sale of the Offered Securities hereunder; (B) the issuance by the Company of Ordinary Shares upon the exercise of an option or other equity award pursuant to the Company’s stock plans or arrangements described in the Registration Statement, in each case that are outstanding as of the date of this Agreement and described in the Pricing Prospectus; (C) the issuance by the Company of Ordinary Shares or other securities convertible into or exercisable for Ordinary Shares, in each case pursuant to the Company’s stock plans, provided that such stock plans are described in the Pricing Prospectus; (D) the filing by the Company of a registration statement on Form S-8 relating to any benefit plans or arrangements disclosed or incorporated by reference in the Pricing Prospectus or the Prospectus and the issuance of securities registered pursuant thereto; (E) any Ordinary Shares or any security convertible into or exercisable for Ordinary Shares issued by the Company in connection with the acquisition by the Company or any of its subsidiaries of not less than a majority or controlling portion of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition; and (F) any Ordinary Shares or any security convertible into or exercisable for Ordinary Shares issued by the Company in connection with a joint venture or other strategic commercial transaction not primarily intended to raise capital between the Company and an unaffiliated third party; and provided that, in the case of clauses (E) or (F), the aggregate number of Ordinary Shares that the Company may sell or issue or agree to sell or issue pursuant to clauses (E) and (F) shall not exceed 5% of the total number of Ordinary Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided, further that in the case of clauses (E) and (F), (aa) each recipient of such securities shall execute and deliver to you, upon or prior to the issuance of such securities, a lock-up agreement in the same form executed pursuant to Section 8(l) of this Agreement covering the remainder of the Lock-Up Period and (bb) the Company shall enter stop transfer instructions on such securities with the Company’s transfer agent and registrar, which the Company agrees it will not waive or amend without your prior written consent, in your sole discretion;

(h) During a period of three years from the effective date of the Registration Statement, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of the second (2nd) fiscal quarter of each fiscal year (beginning with the second (2nd) fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such period in reasonable detail; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to its shareholders at the time furnished or filed with the Commission;

(i) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(j) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(k) Prior to each Time of Delivery, to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs, and, if applicable, ADRs evidencing such ADSs will be executed (and, if applicable, countersigned), and will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(l) To use its best efforts to maintain the listing for its ADSs on Nasdaq;

(m) To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act, to give the Representatives notice of the Company’s intention to make any filing pursuant to the Exchange Act from the Applicable Time to the last Time of Delivery, to furnish the Representatives with copies of any such documents prior to such proposed filing and to consider in good faith comments regarding any such document from the Representatives or counsel for the Representatives;

(n) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern Time, on the date of this Agreement, and to, at the time of such a filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 C.F.R. 202.3a);

(o) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(p) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) the last Time of Delivery.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act or a Section 5(d) Writing; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to in accordance with this Section 6(a) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic “roadshow” presentation as defined in Rule 433(h) under the Act (a “roadshow”);

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications; and

(e) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7. The Company covenants and agrees with the several Underwriters that, other than VAT which can be recovered by the Underwriters, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and its subsidiaries’ counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act and any Section 5(d) Writing, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Deposit Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with the listing of the ADSs on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Company or any of its subsidiaries in connection with preparing and presenting any “roadshow” presentation to potential investors, (ix) any Transfer Taxes whether of the UK or any other jurisdiction (including any interest and penalties) required to be paid or otherwise falling to be borne by the Underwriters or the Company in connection with (a) the issuance and delivery of the Shares by the Company to the Depositary in the manner contemplated by the Deposit Agreement, (b) the issuance and delivery of the ADSs (or the ADRs evidencing the ADSs) by the Depositary to or for the account of the Underwriters in the manner contemplated by this Agreement and the Deposit Agreement, (c) the sale and delivery by the Underwriters of the ADSs to the initial purchasers thereof, (d) the execution and delivery of this Agreement and (e) any other actions taken by the Underwriters with respect to the ADSs that are set forth in the section entitled “Underwriting” in the Prospectus (for the avoidance of doubt, excluding any transfer or agreement to transfer Shares) and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided, however, that the costs, fees, expenses and disbursements of counsel to the Underwriters described in clauses (iii) and (v) of this Section 7 shall in no event exceed $15,000 in the aggregate. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, their travel and lodging expenses, any advertising expenses connected with any offers they may make and 50% of the costs of any private aircraft in respect of any investor presentations or roadshow in connection with the marketing of the ADSs.

8. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or the ADS Registration Statement, shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus or the ADS Registration Statement shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Goodwin Procter LLP, U.S. counsel for the Underwriters, shall have furnished to you their written negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; Goodwin Procter (UK) LLP, English counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cooley LLP, as U.S. counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; Cooley (UK) LLP, as English counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Dr. Louise Holliday, the Company’s Vice President, Head of Intellectual Property, shall have furnished to you her written opinion and negative assurance letter with respect to intellectual property matters, each dated such Time of Delivery, in form and substance satisfactory to you;

(e) Marshall Gerstein & Borun LLP, patent counsel for the Company, shall have furnished to you their written opinion with respect to certain intellectual property matters, dated such Time of Delivery, in form and substance satisfactory to you;

(f) Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 10:00 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the share capital of the Company or any of its subsidiaries (other than as a result of (a)

the exercise of options, restricted share units or other equity awards or the award of options, restricted share units or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus, (b) the repurchase of shares by the Company pursuant to any contractual arrangement that provides for the repurchase of the Company securities as described in the Pricing Prospectus and the Prospectus or (c) the issuance of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or any Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the London Stock Exchange, the New York Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) The ADSs to be sold at such Time of Delivery shall have been duly listed and authorized for trading on Nasdaq and the Company shall have taken no action designed or likely to have the effect of terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from Nasdaq, nor shall the Company have received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing;

(k) The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADSs and ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADSs and ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the ADSs;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each of the Company’s officers and directors, and from each shareholder listed in Annex I hereto, in form and substance satisfactory to you;

(n) The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section 8 and as to such other matters as you may reasonably request;

(p) On the date of the Prospectus at a time prior to the execution of this Agreement, and also at each Time of Delivery, the chief financial officer of the Company shall have furnished to you a certificate certifying as to the accuracy of certain financial information contained in the Pricing Prospectus and Prospectus; and

(q) The Company shall have furnished or caused to be furnished to you, at such Time of Delivery, such additional information, certificates, opinions or documents as the Representatives may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow”, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim described in the foregoing clauses (i) and (ii) as such expenses are incurred; provided, however, that the Company shall not be liable in respect of claims described in the foregoing clause (ii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any “roadshow” or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any “roadshow” or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the eighth through eleventh paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of an Underwriter, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and each other affiliate of an Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

10. (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that it has so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made, provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10(b) by an amount in excess of one-eleventh of such number of Shares without the written consent of such Underwriter; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly, as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of you as representatives at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; and Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and if to the Company (except as to service of process, which shall be delivered in accordance with Section 18) shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer, with a copy to Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, Virginia 20190, Attention: Darren K. DeStefano; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at an address that will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the respective officers, directors, affiliates and control persons of the Company and each Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, District of Columbia is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of its subsidiaries, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive). The Company hereby irrevocably appoints Corporation Service Company, now at 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the Company agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) each manufacturer acknowledges to each other manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the eligible distribution channels for dissemination of the Offered Securities and the related information set out in the Prospectus in connection with the Offered Securities; and

(b) the Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Offered Securities by the manufacturers and the related information set out in the Prospectus in connection with the Offered Securities.

21. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email transmission shall constitute valid and sufficient delivery thereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing below, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among the Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Autolus Therapeutics plc

By:	/s/ Andrew Oakley
Name: Andrew Oakley
Title: Chief Financial Officer

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ David Ke
Name: David Ke
Title: Executive Director

Wells Fargo Securities, LLC

By:	/s/ Marc. C. Ogborn
Name: Marc C. Ogborn
Title: Managing Director

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC	6,428,571	964,287
Wells Fargo Securities, LLC	3,571,428	535,715
Kempen & Co U.S.A., Inc.	1,428,572	214,285
Needham & Company, LLC	1,428,572	214,285
Mizuho Securities USA LLC	1,428,572	214,285

Total	14,285,715	2,142,857

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the ADSs is $7.00.

The number of ADSs purchased by the Underwriters is 14,285,715.

(c) Section 5(d) Writings:

None.

(d) Additional Documents Incorporated by Reference:

None.

ANNEX I

Senior Management:

Christian Itin, Ph.D.

Andrew Oakley

Martin Pulé, MBBS

Muhammad Al-Hajj, Ph.D.

Christopher Vann

Matthias Alder

David Brochu

Nushmia Khokhar, Ph.D.

Non-Executive Directors:

Joseph Anderson, Ph.D.

Jay Backstrom

Linda Bain

John Berriman

Cynthia Butitta

Kapil Dhingra, M.D.

Martin Murphy, Ph.D.

Affiliated Shareholders:

Syncona Portfolio Limited